Exhibit 99.2

Chico Coffman Tank Trucks, Inc. and Subsidiaries

Consolidated Financial Statements

and

Report of Independent Registered Public Accounting Firm

For the Years Ended December 31, 2011 and 2010

To the Stockholders of

Chico Coffman Tank Trucks, Inc. and Subsidiary

Chico, Texas

Report of Independent Registered Public Accounting Firm

Director and Stockholder

Chico Coffman Tank Trucks, Inc. and Subsidiaries

Chico, Texas

We have audited the accompanying consolidated balance sheets of Chico Coffman Tank Trucks, Inc. and Subsidiaries, (the Company) as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chico Coffman Tank Trucks, Inc. and Subsidiaries at December 31, 2011 and 2010, and the results of their consolidated operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Turner, Stone & Company, L.L.P.

June 11, 2012

CHICO COFFMAN TANK TRUCKS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
Current assets:
Cash	$2,313	$23,135
Certificate of deposit	28,207	28,207
Accounts receivable	3,066,821	3,706,584
Parts inventory	403,718	378,521
Prepaid expenses, primarily insurance	1,110,499	1,196,735

Total current assets	4,611,558	5,333,182

Property and equipment, net of accumulated depreciation of $9,368,239 and $7,595,139, respectively (Note 3)	8,483,034	10,411,749

Total Assets	$13,094,592	$15,744,931

Current liabilities:
Line of credit	$500,000	$350,000
Current portion of installment and term loans	2,136,764	3,057,565
Current portion of treasury stock notes	314,062	298,192
Accounts payable	3,489,659	3,143,734
Financed insurance premiums payable	644,655	874,729
Accrued liabilities, primarily payroll and state and local taxes	953,644	939,094

Total current liabilities	8,038,784	8,663,314

Long-term debt:
Installment and term loans, less current portion	2,466,494	3,077,948
Treasury stock notes, less current portion	2,163,256	2,503,272

Total long-term debt	4,629,750	5,581,220

Commitments and contingencies (Note 7)

Stockholder’s Equity:
Common stock, par value $1.00; 1,000,000 shares authorized; 500 shares issued and outstanding	500	500
Additional paid-in-capital	4,500	4,500
Retained earnings	4,431,300	5,504,911
Treasury stock, at cost	(4,010,263)	(4,010,263)
Noncontrolling interest	21	749

Total Stockholder’s Equity	426,058	1,500,397

Total Liabilities and Stockholder’s Equity	$13,094,592	$15,744,931

The accompanying notes are an integral part of these consolidated financial statements.

CHICO COFFMAN TANK TRUCKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2011	2010
Revenues, net of discounts	$40,478,368	$34,119,090

Cost of revenues:
Labor	16,105,690	13,238,348
Fuel	8,313,922	5,958,834
Repairs and maintenance	3,242,495	3,038,722
Other costs	2,612,974	2,158,886

Total cost of revenues	30,275,081	24,394,790

Gross profit	10,203,287	9,724,300
Operating expenses	7,186,268	6,540,005
Depreciation	2,523,725	2,309,086

Income from operations	493,294	875,209
Other income (expense)
Gain (loss) on disposal of property and equipment	184,650	(22,037)
Interest expense	(495,604)	(510,389)

Income before state income tax and discontinued operations	182,340	342,783
State income tax	290,599	203,010

Income (loss) before discontinued operations	(108,259)	139,773
Loss from discontinued operations (Note 5)	(285,365)	(364,322)

Net loss	(393,624)	(224,549)
Less: income (loss) attributable to noncontrolling interest	(728)	749

Net loss attributable to Chico Coffman Tank Trucks, Inc.	$(392,896)	$(225,298)

The accompanying notes are an integral part of these consolidated financial statements.

CHICO COFFMAN TANK TRUCKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2011	2010
Cash flows from operating activities:
Income (loss) from continuing operations	$(108,259)	$139,773
Loss from discontinued operations	(285,365)	(364,322)
Adjustments to reconcile income (loss) to net cash provided by operating activities:
Depreciation	2,523,725	2,309,086
(Gain) loss on disposal of property and equipment	(184,650)	22,037
Changes in operating assets and liabilities
Accounts receivable	639,763	(2,008,904)
Parts inventory	(25,197)	(100,020)
Prepaid expenses, primarily insurance	86,236	(417,445)
Accounts payable	345,925	2,396,324
Financed insurance premiums payable	(230,074)	298,810
Accrued liabilities	14,550	395,126

Net cash provided by operating activities	2,776,654	2,670,465

Cash flows from investing activities:
Proceeds from sale of property and equipment	634,334	16,287
Purchase of property and equipment	(76,624)	(139,164)

Net cash provided by (used in) investing activities	557,710	(122,877)

Cash flows from financing activities:
Proceeds on line of credit	500,000	350,000
Proceeds on installment and term notes	40,000	156,000
Payments on line of credit	(106,589)	—
Payments on installment and term notes	(2,783,736)	(2,984,363)
Payments on treasury stock notes	(324,146)	(284,273)
Distributions paid	(680,715)	(265,961)

Net cash used in financing activities	(3,355,186)	(3,028,597)

Net decrease in cash	(20,822)	(481,009)
Cash at beginning of year	23,135	504,144

Cash at end of year	$2,313	$23,135

Supplemental Cash Flow Disclosures
Interest paid	$495,604	$510,389

Non-Cash Investing and Financing Activities
Installment notes payable issued for purchase of property and equipment	$968,070	$3,568,177

Line of credit note converted to term loan	$243,411	$—

The accompanying notes are an integral part of these consolidated financial statements.

CHICO COFFMAN TANK TRUCKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

			Additional			Non-	Total
	Capital Stock		Paid-In	Retained	Treasury	Controlling	Stockholder’s
	Shares	Par Value	Capital	Earnings	Stock	Interest	Equity
Balance at December 31, 2009	500	$500	$4,500	$5,996,170	$(4,010,263)	$—	$1,990,907
Distributions (Note 8)	—	—	—	(265,961)	—	—	(265,961)
Net loss	—	—	—	(225,298)	—	749	(224,549)

Balance at December 31, 2010	500	500	4,500	5,504,911	(4,010,263)	749	1,500,397
Distributions (Note 8)	—	—	—	(680,715)	—	—	(680,715)
Net loss	—	—	—	(392,896)	—	(728)	(393,624)

Balance at December 31, 2011	500	$500	$4,500	$4,431,300	$(4,010,263)	$21	$426,058

The accompanying notes are an integral part of these consolidated financial statements.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business

Chico Coffman Tank Trucks, Inc., a Texas corporation (the Company), was organized to engage in the oil field services industry, including the transportation and disposal of salt water and other oil field fluids in Texas and Oklahoma. The Company currently owns and operates five disposal wells in Wise County, Texas. The Company’s customer base includes national, integrated, and independent oil and gas exploration companies. The Company was organized in February 2003 and is headquartered in Chico, Texas.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its 99% owned subsidiaries, Coffman Disposal, LLC and Brunson Well, LLC, CSWU Well, LLC, Trull Disposal Well, LLC and Trull Well #2, LLC which are wholly owned subsidiaries of Coffman Disposal, LLC. All significant intercompany transactions, accounts and balances have been eliminated in consolidation.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash

Cash includes demand deposits, time deposits, certificates of deposit and short-term liquid investments with original maturities of three months or less when purchased. The Federal Deposit Insurance Corporation provides coverage for interest bearing accounts of up to $250,000 and unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. At December 31, 2011 and 2010, none of the Company’s cash was in excess of federally insured limits.

Accounts receivable

The Company performs periodic credit evaluations of its customers’ financial condition and extends credit to virtually all of its customers on an uncollateralized basis. Credit losses to date have been insignificant and within management’s expectations. The Company provides an allowance for doubtful accounts that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal accounts receivable are due 30 to 45 days after the issuance of the invoice. Receivables past due more than 60 days are considered delinquent. Delinquent receivables are evaluated for collectability based on individual credit evaluation and specific circumstances of the customer. At December 31, 2011 and 2010, the Company had not identified any significant customer balances which it believes are uncollectible.

Parts Inventory

Parts Inventory consists of replacement parts for its vehicles and transports and is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method, which generally matches current costs of inventory consumed in operations due to its monthly turnover.

Property and equipment

The Company’s property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited to income in the respective period. The estimated useful lives are as follows:

Asset Description	Estimated Useful Life
Trucks and equipment	5-7 years
Disposal wells	5 - 20 years
Buildings and improvements	15 - 39 years
Office furniture and equipment	5-7 years

Revenue recognition

The Company recognizes revenues when services are rendered, field tickets are signed and received, and when payment is determinable and reasonably assured. The Company extends unsecured credit to its customers for amounts invoiced.

Income taxes

The Company is organized as a Subchapter S corporation under the provisions of the Internal Revenue Code of 1986 as amended. Accordingly, the consolidated financial statements do not include a provision for income taxes because the Company does not incur income tax liabilities. Instead, its earnings and losses are included in the Stockholder’s income tax return and are taxed based on the Stockholder’s income tax rate.

The Company is subject to the Texas Franchise Tax. At December 31, 2011 and 2010, the Company has recorded a liability of $279,618 and $224,701, respectively, which is included in accrued liabilities on the accompanying consolidated balance sheets. The Company filed an extension for its 2012 franchise tax report which covers the period from January through December 2011.

Fair value measurements

The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the customer’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Fair value of financial instruments

In accordance with the reporting requirements of ASC Topic 825, Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of those financial instruments The estimated fair value of cash, accounts receivable and accounts payable, financed insurance premiums payable, and accrued liabilities approximate their carrying amounts due to the short maturity of these instruments. The carrying value of the Company’s long-term debt also approximates fair value since these instruments bear a market rate of interest. None of these instruments are held for trading purposes.

Long-lived assets

The Company periodically reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be realizable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. At December 31, 2011 and 2010, the Company had not identified any such impairment.

Asset retirement obligations

ASC Topic 410, Asset Retirement and Environmental Obligations, requires companies to recognize a liability for an asset retirement obligation (ARO) at fair value in the period in which the obligation is incurred, if a reasonable estimate of fair value can be made. The Company’s ARO obligation relates to the future costs of plugging and abandoning its salt water disposal wells, the removal of equipment and facilities, and returning such land to its original condition.

The Company has not recorded an ARO for the future estimated reclamation costs associated with the operation of the Company’s five salt water disposal wells. The Company is not able to determine the estimated life of its wells and is unable to determine a reasonable estimate of the fair value associated with this liability. The Company believes that any such liability would not be material to the consolidated financial statements taken as a whole.

Recent accounting pronouncements

During the year ended December 31, 2011 and through June 8, 2012, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial position or operating results. The Company will monitor these emerging issues to assess any potential future impact on its consolidated financial statements.

2. SIGNIFICANT CONCENTRATIONS

Significant customers

At December 31, 2011 and 2010 and for each of the years then ended, the Company had the following customer concentrations.

	Percentage of Revenues		Percentage of Accounts Receivable
	2011	2010	2011	2010
Customer A	39%	43%	21%	20%
Customer B	30%	43%	31%	30%
Customer C	10%	*	18%	*

*	= less than 10%

3. PROPERTY AND EQUIPMENT

Property and equipment includes the following at December 31, 2011 and 2010:

Land and buildings	$940,046	$878,316
Vehicles	12,921,581	13,342,791
Disposal wells	3,303,457	3,303,457
Other	686,189	482,324

	17,851,273	18,006,888
Less: accumulated depreciation	(9,368,239)	(7,595,139)

Net property and equipment	$8,483,034	$10,411,749

During the years ended December 31, 2011 and 2010, the Company sold equipment with a cost of $1,200,309 and $70,501, respectively, and accumulated depreciation of $750,625 and $32,177, respectively. The Company received total cash proceeds of $634,334 and $16,287 respectively, and recognized a gain of $184,650 and a loss of $22,037, respectively, in the accompanying consolidated statements of operations.

4. BORROWINGS

Line of Credit

The Company has a $500,000 line of credit to a financial institution which was originated on March 24, 2011. The line of credit has a variable interest rate equal to the Prime rate plus 1.00% with a minimum rate of 5.00% with monthly interest only payments. The line of credit is secured by the Company’s buildings, accounts receivable and life insurance on JD Coffman. The principal balance and any accrued interest is due May 13, 2012 (See Note 9).

Installment and Term Loans

The Company’s loans are comprised of approximately one hundred installment and term notes with principal balances ranging from $19,486 to $321,109 for property and equipment used in the Company’s operations. At December 31, 2011 and 2010, the notes have various maturity dates and interest rates ranging from 4.75% to 9.01% and require monthly minimum payments of principal and interest ranging from $471 to $7,431. The Company’s loans with two financial institutions aggregating approximately $2,185,982 at December 31, 2011, require the balance of the loans to be paid when there is a change in ownership of 25% (See Note 7). The Company’s notes payable are collateralized by the property and equipment with the respective notes payables.

Treasury Stock Notes

The Company issued two notes payable for the purchase of treasury stock from the parents of the Company’s sole stockholder. The Company’s primary note payable is to Jimmy and Elaine Coffman in the original amount of $3,445,708 dated June 1, 2007. The note bears interest at 4.79% and is payable in monthly installments of $33,003 including interest, maturing December 1, 2018 (See Note 7). The note is secured by all assets and a deed of trust covering four tracts of land which contain the Company’s disposal wells and buildings. The Company’s secondary note payable is to Jimmy Coffman in the original amount of $219,555 dated June 1, 2007. The note bears interest at 4.79% and is payable in monthly installments of $2,488 including interest, maturing December 1, 2018. The note is unsecured.

Future Maturities

Future maturities of the Company’s long-term debt as of December 31, 2011 are as follows:

Year ending December 31, 2012	$2,450,826
Year ending December 31, 2013	2,031,239
Year ending December 31, 2014	622,754
Year ending December 31, 2015	489,533
Year ending December 31, 2016	383,798
Thereafter	1,102,426

$7,080,576

5. DISCONTINUED OPERATIONS

The Company has discontinued certain well service operations that are accounted for as “Discontinued Operations” under the applicable accounting guidance. The well service operations were discontinued to eliminate losses associated with this line of business and to concentrate on its core services. The Company completed the exit of this line of business as of March 31, 2012 when all remaining assets and liabilities were absorbed by the Company. Continuation of these services is limited to satisfying the needs of current water disposal customers with limited continuing cash flows resulting therefrom. The components of discontinued operations for the periods presented are as follows:

	2011	2010
Net revenue	$1,861,310	$3,832,344
Cost of revenue	1,999,136	2,144,411
Operating expenses	148,656	2,008,227
Gain on disposal of property and equipment	(31,443)	—
Interest expense	17,077	38,628

Loss before state franchise tax	(272,116)	(358,922)
State income tax	13,249	5,400

Loss from discontinued operations	$(285,365)	$(364,322)

Since the Company has absorbed the assets and liabilities of this line of business the accompanying consolidated balance sheets do not include separate disclosure of assets and liabilities of the discontinued line of business as required by U.S. generally accepted accounting principles. Such amounts are not material to the consolidated financial statements taken as a whole.

6. EMPLOYEE BENEFIT PLAN

The Company sponsors a 401 (k) defined contribution plan covering substantially all employees. The Company is required and generally matches contributions up to a maximum of 4% of the participant’s earnings. The matching contributions for 2011 and 2010 were $46,857 and $59,439, respectively. In plan year 2012, the Company anticipates matching contributions at 4% of the participants’ earnings.

7. COMMITMENTS AND CONTINGENCIES

Leases

The Company is obligated under three operating leases for its five disposal well locations and one additional lease for livestock grazing. The individual leases are due to expire between 2013 and 2023. The company has two options to renew for an additional ten years each for one of its operating leases that expires on February 7, 2023. In addition, the Company is currently negotiating an extension on              of its existing leases. Following is a schedule of lease payments by year:

Total
2012	$106,000
2013	93,400
2014	75,000
2015	48,000
2016	48,000
Thereafter	292,000

$662,400

Contingencies

On February 24, 2012 the Company’s sole stockholder signed a letter of intent to sell his common stock to an unrelated third party. Under the terms of the Company’s treasury notes payable and certain loan agreements with two financial institutions the entire unpaid principal balances of these notes will become immediately due and payable when there is a change in control of the Company. Change of control for the treasury stock note is a 1% change in ownership and 25% change of ownership for the financial institution loans. The third party informed the Company of its intent to pay-off all notes affected by the accelerations clauses and may pay-off other loans when the contract for the purchase of the Company is finalized.

The Company has been named as a defendant in a lawsuit filed by a vendor for breach of contract for uniform rentals. Initial discovery has occurred and the Company denies owing the plaintiff damages of approximately $549,000. In addition, the Company, as defendant, brought a counter-claim against the vendor for damages resulting from its breach of contract. It is too early in the litigation to accurately assess a probable outcome. If the Company determines that it is probable a loss has been incurred, the amount of the loss, or an amount within a range of loss, that can be reasonably estimated will be recorded. There is no other threatened or pending litigation as of the date of this report.

The Board of Directors has authorized the drilling of a sixth disposal well in 2012 at an estimated cost of $1.5 million contingent upon securing the required financing.

8. RELATED PARTIES AND TRANSACTIONS

JD Coffman is the sole stockholder and president of Chico Coffman Tank Trucks, Inc. which in turn owns 99% of Coffman Disposal, LLC with the remaining 1% owned personally by Mr. Coffman. Coffman Disposal, LLC owns 100% of the Brunson Well, LLC, CSWU Well, LLC, Trull Well #2, LLC and the Trull Disposal Well, LLC.

The Company made distributions to Mr. Coffman in 2011 and 2010 totaling $680,715 and $265,961, respectively. Mr. Coffman’s annual compensation for 2012 was approved by the Board of Directors for $300,000.

9. SUBSEQUENT EVENTS

The Company’s line of credit promissory note for $500,000 was due May 13, 2012. The bank verbally extended the line of credit until a formal decision is reached. As of the date of this report the Company has not received a formal response regarding the future use of the line of credit facility.

On April 18, 2012 the Company executed a $500,000 15 day note with a financial institution due May 3, 2012. The note has a variable interest rate equal to the Prime rate plus 1.00% with a minimum rate of 5.00%. The note is secured by the Company’s buildings, accounts receivable and life insurance on JD Coffman. Under a verbal agreement with the bank, the Company paid down the note by $150,000 on May 31, 2012 and is required to make weekly payments of $50,000 until the note is paid in full. The Company has made the required payments through the date of this report.